Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the financial statements and schedule of Illinois Superconductor Corporation incorporated by reference in Post-Effective Amendment No. 1 to Form S-2 on the Registration Statement (Form S-3 No. 333-46658) and related Prospectus of Illinois Superconductor Corporation.

/s/	ERNST & YOUNG LLP
ERNST & YOUNG LLP

Chicago, Illinois
April 20, 2001